Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11
*CUSIP:  21988G171       Class     A-1
         21988GCR5       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 1, 2005

INTEREST ACCOUNT


Balance as of May 1, 2005.....                                           $0.00
         Scheduled Income received on securities.....              $975,000.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$881,250.00
         Distribution to Class A-2 Holders.....                    -$93,750.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of November 1, 2005.....                                      $0.00


PRINCIPAL ACCOUNT


Balance as of May 1, 2005.....                                           $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of         November 1, 2005.....                              $0.00


                  UNDERLYING SECURITIES HELD AS OF November 1, 2005


         Principal Amount    Title of Security

           $30,000,000       Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
                             *CUSIP:  50075NAC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.